Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the following registration statements of Quovadx, Inc. of our report dated March 9, 2005, with respect to the consolidated financial statements and schedule of Quovadx, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2004:

1) No. 333-30356 2) No. 333-67436 3) No. 333-113781	4) No. 333-88408 5) No. 333-104184	6) No. 333-67650 7) No. 333-110388

/s/ ERNST & YOUNG LLP

Denver, Colorado
March 9, 2005